ALPINE EQUITY TRUST
ALPINE SERIES TRUST
ALPINE INCOME TRUST
ALPINE GLOBAL DYNAMIC DIVIDEND FUND
ALPINE TOTAL DYNAMIC DIVIDEND FUND
ALPINE GLOBAL PREMIER PROPERTIES FUND
AND
ALPINE WOODS CAPITAL INVESTORS, LLC
AND
SAXON WOODS ADVISORS, LLC

JOINT CODE OF ETHICS
(AS AMENDED May 18, 2017)

Effective Date: June 22, 2017

GENERAL

This Code of Ethics (the “Code”) has been approved by the Boards of Trustees of Alpine Equity Trust, Alpine Series Trust, Alpine Income Trust (collectively, the “Open-End Trusts”), Alpine Global Dynamic Dividend Fund, Alpine Total Dynamic Dividend Fund and Alpine Global Premier Properties Fund (collectively, the “Closed-End Trusts” and collectively with the Open-End Trusts, the “Trusts”), including a majority of the Trustees who are not “interested persons” of the Trusts (the “Independent Trustees”), as defined by the Investment Company Act of 1940, as amended (the “Investment Company Act”) in compliance with Rule 17j-1 under the Investment Company Act (“Rule 17j-1”), and by Alpine Woods Capital Investors, LLC (“Alpine Woods”), the investment adviser of the Trusts, and Saxon Woods Advisors, LLC (“Saxon Woods” and together with Alpine Woods, the “Advisers”) in compliance with Section 204A and Rule 204A-1 of the Investment Advisers Act of 1940 (the “Advisers Act”). The purpose of the Code is to establish (i) standards and procedures for the detection and prevention of activities by which persons having knowledge of the investments and investment intentions of the Trusts may abuse their fiduciary duties to the Trusts and otherwise to deal with the types of conflict of interest situations to which Rule 17j-1 is addressed and (ii) procedures for employees of the Advisers to report their personal securities transactions and holdings, which are designed to prevent and detect potential conflicts of interest with the Advisers’ clients including, with respect to Alpine Woods, the Trusts (such clients and the Trusts collectively, the “Clients”).

The Code is based on the principle that the trustees and officers of the Trusts, and the personnel of the Advisers who provide services to the Clients, owe a fiduciary duty to the Clients to conduct their personal securities transactions in a manner that does not interfere with the Clients’ transactions or otherwise take unfair advantage of their relationship with the Clients. All such trustees, officers and personnel of the Trusts and the Advisers (the “Employees”) are expected to adhere to this general principle as well as to comply with all of the specific provisions of the Code that are applicable to them.

Technical compliance with the Code will not automatically insulate any Employee from scrutiny of transactions that show a pattern of compromise or abuse of the individual’s fiduciary duties to the Trusts. Accordingly, all Employees must seek to avoid any actual or potential conflicts between their personal interests and the interests of the Clients and their shareholders. In sum, all Employees shall place the interests of the Clients before their own personal interests.

Every Employee must read and retain this Code of Ethics, and should recognize that he or she is subject to its provisions.

The Trusts and the Advisers shall use reasonable diligence and institute procedures reasonably designed to prevent violations of this Code.

SECTION I.	DEFINITIONS

A.       “Access Person” means: (i) any trustee, director, general partner, member, officer, or Investment Personnel (as defined below) of the Trusts or of the Advisers; (ii) any Employee who in the ordinary course of his or her business makes, participates in or obtains information regarding the purchase or sale of Securities for the Clients or whose functions or duties as part of the ordinary course of his or her business relate to the making of any recommendations to the Clients regarding the purchase or sale of Securities; and (iii) any supervised person who has access to nonpublic information regarding a Client’s purchase or sale of securities, is involved in making securities recommendations to Clients or who has access to such recommendations that are nonpublic. Access Persons of the Advisers will include portfolio management personnel and client service representatives who communicate investment advice to clients. Administrative, technical and clerical personnel may also be Access Persons if their functions or duties give them access to nonpublic information.

For purposes of this Code, an Access Person does not include any person who is subject to a code of ethics adopted by the Trusts’ administrator or principal underwriter in compliance with Rule 17j-1 of the Company Act.

B.       An “Advisory Person” of the Trusts or of the Advisers means: (i) any Employee of the Trusts or the Advisers, or of any company in a control relationship to the Trusts or the Advisers, who in connection with his or her regular functions or duties makes, participates in, or obtains information regarding the purchase or sale of any Security by the Clients, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Trusts or the Advisers who obtains information concerning recommendations made to the Clients with regard to the purchase or sale of any Security.

C.       “Beneficial Ownership” has the meaning set forth in paragraph (a)(2) of Rule 16a-1 under the Securities Exchange Act of 1934, as amended, and for purposes of this Code shall be deemed to include, but not be limited to, any interest by which an Access Person or any member of his or her immediate family (i.e., a person who is related by blood, marriage or adoption to, and who is living in the same household as, the Access Person) can directly or indirectly derive a monetary or other economic benefit from the purchase, sale (or other acquisition or disposition) or ownership of a Security, including for this purpose any such interest that arises as a result of: a general partnership interest in a general or limited partnership; an interest in a trust; a right to dividends that is separated or separable from the underlying Security; a right to acquire equity Securities through the exercise or conversion of any derivative Security (whether or not presently exercisable); and a performance related advisory fee (other than an asset based fee).1

[1]	Beneficial Ownership will not be deemed to exist solely as a result of any indirect interest an Access Person may have in the investment performance of an account or investment fund managed by such person, or over which such person has supervisory responsibility, that arises solely from such person’s compensation arrangement with the Adviser or any of its affiliates pursuant to which the performance of the account or investment fund, or the profits or revenues derived from its management or supervision, is a factor in the determination of such person’s compensation.

D.       “Compliance Officer” means the chief compliance officer of the Trusts or the Advisers.

E.        “Control” shall have the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act.

F.       “Covered Associate” is defined under Rule 206(4)-5 as (i) any general partner, managing member or executive officer of an Adviser, or other individual with a similar status or function; (ii) any employee who solicits a government entity for the investment adviser and any person who supervises, directly or indirectly, such employee; (iii) any political action committee controlled by the investment adviser or by any of its covered associates.

Notwithstanding the above, for purposes of this policy the definition of a “covered associate” is broadened to include all employees of the Advisers, their spouses/live-in partners and members of their immediate household as it relates to the need to pre-clear political contributions. In other words, all political contributions made by employees of the Advisers, their spouses/live-in partners and members of their immediate households, should be pre-cleared.

G.       “Covered Security” means any Security (as defined below) other than a Security that is: (i) a direct obligation of the Government of the United States; (ii) a bankers acceptance, certificate of deposit, commercial paper, or high quality short-term debt instrument, including a repurchase agreement; (iii) a share issued by an open-end investment company, except that shares of the Open-End Trusts are Covered Securities; or (iv) a share issued by a unit investment trust that is invested exclusively in one or more open-end investment companies other than any of the Open-End Trusts.

H.       “Employee” means any person who is a trustee, director, partner, officer or employee of the Trusts or the Advisers who provides services to the Clients and who have access to nonpublic information regarding any Client’s purchase or sale of Securities or is involved in making securities recommendations to any clients.

I.       “Government entity” means any U.S. State or political subdivision of a U.S. State, including any agency, authority, or instrumentality of the State or political subdivision, a plan, program, or pool of assets sponsored or established by the State or political subdivision or any agency, authority or instrumentality thereof; and officers, agents, or employees of the State or political subdivision or any agency, authority or instrumentality thereof, acting in their official capacity. As such, government entities include all state and local governments, their agencies and instrumentalities, and all public pension plans and other collective government funds, including participant-directed plans such as 403(b), 457, and 529 plans.

J.       An “official” means an incumbent, candidate or successful candidate for elective office of a government entity if the office is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser or has the authority to appoint any person who is directly or indirectly responsible for or can influence the outcome of the hiring of an investment adviser.

(K)       “Political contribution” means any gift, subscription, loan, advance, deposit of money, or anything of value made for the purpose of influencing an election for a state or local office, including any payments for debts incurred in such an election.

L.       “Independent Trustee” means a trustee of the Trusts who is not an “interested person” of the Trusts within the meaning of Section 2(a)(19) of the Investment Company Act.

M.       “Initial Public Offering” means an offering of securities registered under the Securities Act of 1933, as amended (the “Securities Act”), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

N.       “Investment Personnel” means (i) any Employee of the Trusts or the Advisers, or of any company in a control relationship to the Trusts or the Advisers, who in connection with his or her regular functions or duties makes, participates in, or obtains information regarding the purchase or sale of any Security by the Clients, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Trusts or the Advisers who obtains information concerning recommendations made to the Clients with regard to the purchase or sale of any Security.

O.       “Limited Offering” means an offering that is exempt from registration pursuant to Section 4(2) or Section 4(6) of the Securities Act or Rules 504, 505 or 506 of Regulation D, promulgated thereunder.

P.       “Personal Securities Account” means a brokerage account through which Securities in which an Access Person has Beneficial Ownership are held, purchased or sold. These accounts may only be established with approved brokerage firms, unless an exception is granted by the Compliance Department that can provide confirmations and statements electronically.

Q.       “Security” includes all stock, debt obligations, investment company securities, exchange-traded funds and other securities and similar instruments of whatever kind, including any warrant or option to acquire or sell a security. References to a Security in this Code (e.g., a prohibition or requirement applicable to the purchase or sale of a Security) shall be deemed to refer to and to include any warrant for, option in, or Security immediately convertible into that Security, and shall also include any instrument (whether or not such instrument itself is a Security) which has an investment return or value that is based, in whole or part, on that Security (collectively, “Derivatives”). Therefore, except as otherwise specifically provided by this Code: (i) any prohibition or requirement of this Code applicable to the purchase or sale of a Security shall also be applicable to the purchase or sale of a Derivative relating to that Security; and (ii) any prohibition or requirement of this Code applicable to the purchase or sale of a Derivative shall also be applicable to the purchase or sale of a Security relating to that Derivative.

A Security is “being considered for purchase or sale” when a recommendation to purchase or sell that Security has been made or communicated to any other person and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

SECTION II.	OBJECTIVE AND GENERAL PROHIBITIONS

Although certain provisions of this Code apply only to Access Persons, all Employees must recognize that they are expected to conduct their personal activities in accordance with the standards set forth under General and in Sections I, II and VI of this Code. Therefore, an Employee may not engage in any investment transaction under circumstances where the Employee benefits from or interferes with the purchase or sale of investments by the Clients.

As registered investment advisers, Advisers owe a fiduciary duty to their advisory clients. Therefore, all Employees have an obligation to conduct themselves in accordance with the following principles:

•	Employees have a fiduciary duty at all times to avoid placing your personal interests ahead of the interests of Clients; and

•	Employees have a duty to attempt to avoid actual and potential conflicts of interest between personal activities and Clients’ activities.

In addition, Employees may not use information concerning the investments or investment intentions of the Trusts, or their ability to influence such investment intentions, for personal gain or in a manner detrimental to the interests of the Clients. Disclosure by an Employee of such information to any person outside of the course or scope of the responsibilities of the Employee to the Trusts or the Adviser will be deemed to be a violation of this prohibition.

Employees may not engage in conduct which is deceitful, fraudulent, or manipulative, or which involves false or misleading statements, in connection with the purchase or sale of investments by the Clients. In this regard, Employees should recognize that Rule 17j-1 makes it unlawful for any affiliated person of or principal underwriter of the Trusts, or any affiliated person of such a person, directly or indirectly, in connection with the purchase or sale of a Security held or to be acquired by the investment company to:

(i)	employ any device, scheme or artifice to defraud the Clients;

(ii)	make any untrue statement of a material fact to the Clients or omit to state to the Clients a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

(iii)	engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Clients; or

(iv)	engage in any manipulative practice with respect to the Clients.

Employees should also recognize that a violation of this Code or of Rule 17j-1 may result in the imposition of: (1) sanctions as provided by Section VIII below; or (2) the imposition administrative, civil and, in certain cases, criminal fines, sanctions or penalties.

The Advisers consider personal trading to be a privilege, not a right. When making personal investment decisions, you must exercise extreme care to ensure that the prohibitions of this Code are not violated. Furthermore, you should conduct your personal investing in such a manner that will eliminate the possibility that your time and attention are devoted to your personal investments at the expense of time and attention that should be devoted to your duties at Advisers.

It is not possible for this policy to address every situation involving Employees’ personal trading. The Compliance team is charged with oversight and interpretation of the Code in a manner considered fair and equitable, in all cases with the view of placing Clients’ interests paramount. It also bears emphasis that technical compliance with the procedures, prohibitions and limitations of the Code will not automatically insulate you from scrutiny of, or sanctions for, securities transactions which abuse your fiduciary duty to any Client.

Compliance with Applicable Federal Securities Laws. The Advisers are subject to extensive regulation. As an Employee, you must comply not only with all applicable federal securities laws but all applicable firm-wide policies and procedures, including this Code, which may be, on occasion, more restrictive than applicable federal securities laws. In addition, Employees must be sensitive to the need to recognize any conflict, or the appearance of a conflict, of interest between personal activities and activities conducted for the benefit of Clients, whether or not covered by the provisions of this policy.

Reporting Violations. Employees are required to report any violation, whether their own or another individual’s, of the Code, Compliance Manual, Funds’ Policies and Procedures, and any amendments thereto (collectively, the “Conduct Policies”). Reports of violations other than your own may be made anonymously and confidentially to the CCO, the Independent Counsel (as defined in the Fund’s Whistleblower Policy) or the Chairman of the Audit Committee –See section below entitled “Whistleblower Protection”. Nothing in this policy prohibits an employee from reporting any potential violations of federal law or regulations to any governmental agency or entity, including but not limited to Securities and Exchange Commission or FINRA.

WHISTLEBLOWER PROTECTION

The Advisers encourage and expect that known or suspected misconduct with respect to the Advisers or the affiliated Funds will be reported internally. If you believe that you are aware of a significant compliance, ethical, legal or misconduct issue or financial complaints or concerns relating to financial reporting that relate to either the Funds managed by Alpine Woods or the Advisers themselves, the Whistleblower Policy and Employee Handbook provide information regarding to whom you may report internally as well as contact information for our reporting hotline. If you decide to report on an anonymous basis, every effort will be made to protect your confidentiality. Please note, however, that anonymous matters may be difficult to investigate fully. If you make a good faith report, there will be absolutely no retaliation (meaning no adverse employment action can or will be taken against you).

SECTION III.	PROHIBITED TRANSACTIONS[2]

A.       Initial Public Offerings - Investment Personnel may not purchase or otherwise acquire direct or indirect Beneficial Ownership of any Security in an Initial Public Offering .

(B) Limited Offerings. No Adviser Access Persons may directly or indirectly acquire Beneficial Ownership in any security in a Limited Offering unless such transaction has been pre-cleared by the Chief Compliance Officer or his or her designee.

C.       An Access Person may not purchase or otherwise acquire direct or indirect Beneficial Ownership of any Security, and may not sell or otherwise dispose of any Security in which he or she has direct or indirect Beneficial Ownership, if any Client has purchased or sold the Security within the last 3 business days, or is going to purchase or sell the Security in the next 3 business days; unless such Access Person obtains pre-clearance of such transaction pursuant to Section IV. For trading of ETFs, a 1 business day prohibition standard is applied to an Access Person.

FOR PURPOSES OF ADMINISTERING THIS CODE, ACCESS PERSONS WHO ARE INVESTMENT PERSONNEL SHALL BE PRESUMED TO HAVE THE REQUISITE KNOWLEDGE OF THE CLIENTS’ TRANSACTIONS SO AS TO REQUIRE PRE-CLEARANCE, REGARDLESS OF WHETHER SUCH PERSONS ACTUALLY HAVE SUCH KNOWLEDGE. ACCORDINGLY, ALL INVESTMENT PERSONNEL SHALL OBTAIN PRE-CLEARANCE OF ALL TRANSACTIONS IN SECURITIES IN ACCORDANCE WITH THIS SECTION IV (B) EXCEPT IN THE CASE OF A TRANSACTION AS TO WHICH ONE OF THE EXCEPTIONS FROM PRE-CLEARANCE SET FORTH IN SECTION III (D) BELOW APPLIES.

BECAUSE INVESTMENT RECOMMENDATIONS AND DECISIONS MADE FOR THE CLIENTS ARE MADE BY PERSONS WHO ARE ASSOCIATED WITH ONE OR BOTH OF THE ADVISERS, ACCESS PERSONS WHO ARE NOT ASSOCIATED WITH EITHER ADVISER WILL, IN THE ABSENCE OF EVIDENCE TO THE CONTRARY, BE PRESUMED NOT TO HAVE THE REQUISITE KNOWLEDGE OF THE CLIENTS’ TRANSACTIONS SO AS TO GENERALLY REQUIRE PRE-CLEARANCE OF TRANSACTIONS. ACCORDINGLY, ACCESS PERSONS WHO ARE INDEPENDENT TRUSTEES OR INDEPENDENT CONTRACTORS OR VENDORS OF THE ADVISERS SHALL NOT BE REQUIRED TO OBTAIN PRE-CLEARANCE OF A TRANSACTION UNLESS AT THE TIME OF THE TRANSACTION THEY HAVE ACTUAL KNOWLEDGE OF THE MATTERS DESCRIBED IN (B) ABOVE.

[2]	The prohibitions of this Section III apply to Securities acquired or disposed of in any type of transaction, including but not limited to non-brokered transactions, such as purchases and sales of privately placed Securities and Securities acquired directly from an issuer, except to the extent that one of the exemptions from the prohibitions set forth in Section III(C) is applicable.

D.       An Access Person may not buy or sell (including exchanging) any open end proprietary mutual fund based on material non-public information concerning such fund. An Access Person is also prohibited from communicating such material non-public information to others.

E.       The prohibitions of this Section III do not apply to:

(i)	Reinvestments of cash dividends made pursuant to an automatic dividend reinvestment program (“DRIP”) (however, this exception does not apply to optional cash purchases pursuant to a DRIP);

(ii)	Purchases of bank certificates of deposit and bankers’ acceptances;

(iii)	Transactions in commercial paper and high quality debt instruments (including repurchase agreements) with a stated maturity of 12 months or less;

(iv)	Transactions in U.S. Treasury obligations;

(v)	Purchases of rights issued by an issuer pro rata to all holders of a class of its Securities, if such rights are acquired from such issuer, and the exercise of such rights;

(vi)	Transactions in exchange traded futures contracts based on broad-based indices;

(vii)	Involuntary (i.e., non-volitional) purchases, sales and transfers of Securities;

(viii)	Transactions in an account over which the Access Person does not exercise, directly or indirectly, any influence or control; provided, however, that such influence or control shall be presumed to exist in the case of the account of an immediate family member of the Access Person who lives in the same household as the Access Person, absent a written determination by the Compliance Officer to the contrary;

(ix)	Transactions in Securities of a type that are not permissible investments for the Trusts;

(x)	Transactions in money market mutual funds; and

(xi)	Transactions in non-proprietary open-end mutual funds. NOTE that personal trading in any Alpine Funds, requires the Access Person to obtain pre-clearance. This includes trading the Alpine Funds in a brokerage account, directly with the Alpine Fund Company, or in the Access Persons 401K plan. The on-going 401K payroll contributions into any of the Alpine Funds does not require an access person to obtain pre-clearance. (In addition, situations may arise where trading in proprietary funds may be suspended by the Adviser).

SECTION IV.	PRE-CLEARANCE PROCEDURES

A.	OBTAINING PRE-CLEARANCE.

Pre-clearance of a personal transaction in a Security required to be approved pursuant to Section III above must be obtained from the Compliance Officer or a person who has been authorized by the Compliance Officer to pre-clear transactions. Each of these persons is referred to in this Code as a “Clearing Officer.” A Clearing Officer seeking pre-clearance with respect to his or her own transaction shall obtain such clearance from another Clearing Officer.

B.	TIME OF PRE-CLEARANCE.

(i)	An Access Person may pre-clear trades only in cases where such person has a present intention to effect a transaction in the Security for which pre-clearance is sought. It is not appropriate for an Access Person to obtain a general or open-ended pre-clearance to cover the eventuality that he or she may buy or sell a Security at some future time depending upon market developments. Consistent with the foregoing, an Access Person may not simultaneously request pre-clearance to buy and sell the same Security.

(ii)	Pre-clearance of a trade shall be valid and in effect only for the trading day which pre-clearance is granted; PROVIDED, HOWEVER, that a pre-clearance expires upon the person receiving pre-clearance becoming aware of facts or circumstances that would prevent a proposed trade from being pre-cleared were such facts or circumstances made known to a Clearing Officer. Accordingly, if an Access Person becomes aware of new or changed facts or circumstances that give rise to a question as to whether pre-clearance could be obtained if a Clearing Officer was aware of such facts or circumstances, the person shall be required to so advise a Clearing Officer and obtain a new pre-clearance before proceeding with such transaction.

C.	FORM.

Pre-clearance must be obtained in writing by completing and signing the form provided for that purpose, which form shall set forth the details of the proposed transaction, and obtaining the signature of a Clearing Officer. The form is attached as Schedule A. This requirement may be satisfied by using the online pre-clearance procedure of a third-party (e.g. – Compliance11) service provider authorized by the Compliance Officer.

If an Access Person has responsibility regarding the determination by either or both Advisers of Securities to be purchased or sold for a Client and is requesting approval to purchase or sell a Security that is owned by a Client or is purchasing a Security that is a permissible investment for a Client, but has not recommended such Security for purchase by the Client, the Access Person shall inform the Clearing Officer of that fact at the time pre-clearance to purchase or sell the Security is sought and shall provide an explanation as to why a similar transaction is not contemplated for a Client. The requirements of this paragraph shall apply only to those Access Persons who also have the responsibility and authority to effect transactions in Client accounts.

D.	FILING.

Copies of any completed pre-clearance forms, with the required signatures, shall be retained by the Compliance Department. Pre-clearance requests and Compliance approvals/denials conducted through the Advisers’ online third party service provider (e.g. Compliance 11) will be maintained electronically.

E.	FACTORS CONSIDERED IN PRE-CLEARANCE OF PERSONAL TRANSACTIONS.

A Clearing Officer may refuse to grant pre-clearance of a personal transaction in his or her sole discretion without being required to specify any reason for the refusal. Generally, a Clearing Officer will consider the following factors in determining whether or not to pre-clear a proposed transaction:

(i)	Whether the amount or nature of the transaction or person making it is likely to affect the price or market for the Security;

(ii)	Whether the person making the proposed purchase or sale is likely to benefit from purchases or sales being made or being considered on behalf of the Client;

(iii)	Whether the transaction is likely to adversely affect a Client, and

(iv)	Whether the requested sale of a Security is at a price below the Access Person’s original cost (acceptable documentation must be provided in advance of the request) and there are no apparent potential conflicts.

F.	MONITORING OF PERSONAL TRANSACTIONS AFTER CLEARANCE.

After pre-clearance is given to an Access Person, a member of the Compliance Department shall periodically monitor each Access Person’s transactions to ascertain whether pre-cleared transactions have been executed on the same day pre-clearance was granted and whether such transactions were executed in the specified amounts.

SECTION V.	CERTIFICATIONS AND REPORTS BY ACCESS PERSONS

A.	INITIAL CERTIFICATIONS AND INITIAL HOLDINGS REPORTS

Within ten (10) days after a person becomes an Access Person such person shall complete and submit to the Compliance Department an Initial Employee Questionnaire on the form attached as Schedule B and an Initial Holdings Report on the form attached as Schedule C.

B.	ANNUAL CERTIFICATION AND ANNUAL HOLDINGS REPORTS

Annually, except as provided below, each Access Person shall within thirty (30) days of the end of the calendar year complete and submit to the Compliance Department an Annual Employee Questionnaire on the Form attached as Schedule B and an Annual Holding Report on the Form attached as Schedule C. This requirement may be satisfied by using the online attestation module of a third-party service provider (e.g. Compliance11) authorized by the Compliance Department.

EXCEPTIONS FROM REPORTING REQUIREMENTS

(i)	Notwithstanding the quarterly reporting requirement set forth in Section VI(B), an Independent Trustee, Independent Contractor or Vendor is not required to file a Quarterly Transaction Report unless he or she knew or, in the ordinary course of fulfilling his or her official duties in such capacity, should have known that, during the 15 day period immediately before or after his or her transaction in a Security, a Trust purchased or sold that Security or a Trust or Adviser considered purchasing or selling that Security.

(ii)	Independent Trustees are not required to file Initial Holdings Reports or Annual Holdings Reports unless he or she knew or, in the ordinary course of fulfilling his or her official duties as a Fund director, should have known that during the 15 day period immediately before or after the director’s transaction in a Covered Security, the Fund purchased or sold the Covered Security, or the Fund or its investment adviser considered purchasing or selling the Covered Security.

(iii)	In lieu of submitting a Quarterly Transaction Report, an Access Person may arrange for the Compliance Officer to be sent duplicate confirmations and statements for all accounts through which the Access Person effects Securities transactions in Securities in which the Access Person has any direct or indirect Beneficial Ownership are effected. This includes proprietary mutual funds. However, a Quarterly Transaction Report must be submitted for any quarter during which the Access Person has acquired or disposed of direct or indirect Beneficial Ownership of any Security if such transaction was not in an account for which duplicate confirmations and statements are being sent. Any Access Person relying on this Section V(B)(iii) shall be required to certify annually as to the identity of all accounts through which the Covered Securities in which they have direct or indirect Beneficial Ownership are purchased, sold and held.

C.	RESPONSIBILITY OF ACCESS PERSONS

It is the responsibility of each Access Person to take the initiatives to comply with the requirements of this Section V. Any effort by the Trusts, or by the Advisers, to facilitate the reporting process does not change or alter that responsibility. In addition, each Access Person is hereby required to promptly report any violations of the Code to the Compliance Officer.

SECTION VI.	ADDITIONAL PROHIBITIONS

(A)	RESTRICTED SECURITIES

Access persons may not transact any securities including any affiliated Alpine Funds while such securities are on the Adviser’s Restricted Lists in their respective personal securities accounts.

(B)	CONFIDENTIALITY OF TRANSACTIONS AND HOLDINGS

Until disclosed in a public report to shareholders or to the SEC in the normal course, all information concerning the Securities held or “being considered for purchase or sale” by a Client shall be kept confidential by all Employees and disclosed by them only on a “need to know” basis. It shall be the responsibility of the Compliance Officer to report any inadequacy found in this regard to the Trustees of the Trusts.

(C)	OUTSIDE BUSINESS ACTIVITIES, RELATIONSHIPS AND DIRECTORSHIPS

Access Persons may not engage in any outside business activities or maintain a business relationship with any person or company that may give rise to conflicts of interest or jeopardize the integrity or reputation of the Trusts or the Advisers. Similarly, no such outside business activities or relationship may be inconsistent with the interests of the Trusts or the Advisers. Access Persons who are members, officers or employees of the Advisers may not serve as a director or officer of any public or private company that is not affiliated with the Advisers, except with the prior approval of the Compliance Officer, and all officerships and directorships held by such Access Persons shall be reported to the Compliance Officer.

(D)	GRATUITIES

Employees shall not, directly or indirectly, take, accept, receive or give gifts or other consideration in merchandise, services or otherwise, except: (i) customary business gratuities such as meals, refreshments, beverages and entertainment that are associated with a legitimate business purpose, reasonable in cost, appropriate as to time and place, do not influence or give the appearance of influencing the recipient and cannot be viewed as a bribe, kickback or payoff and (ii) gifts, service or other things totaling not more than de minimis value ($100) per year, unless prior approval is received by the Compliance Department. Access persons are expressly prohibited from soliciting any gifts. See the “Restrictions on Gifts and Entertainment” section of the Compliance Manual for further restrictions.

SECTION VII.	CERTIFICATION BY ACCESS PERSONS

The certifications of each Access Person required to be made pursuant to Section V shall include certifications that the Access Person has read and understands this Code and recognizes that he or she is subject to it. Access Persons shall also be required to certify in their annual certifications that they have complied with the requirements of this Code.

SECTION VIII.	SANCTIONS

Any violation of this Code shall be subject to the imposition of such sanctions by the Trusts as may be deemed appropriate under the circumstances to achieve the purposes of Rule l7j-1 or Rule 204A-1, as applicable, and this Code. The sanctions to be imposed shall be determined by the Advisers (or the controlling person thereof), as applicable. 17j-1 violations and sanctions shall be reported to the Board of Trustees at each regularly scheduled meeting.

Any “passive breach” (defined as a personal trade that was pre-cleared by Compliance but a Fund or Client traded the same security with-in three (3) business days of the pre-clearance) will only require disgorgement if there is a price differential which is not in the Fund’s or client’s favor3. A passive breach involving a ETF is excluded from the disgorgement requirement.

Sanctions may include, but are not limited to, suspension or termination of employment, a letter of censure and/or restitution of an amount equal to the difference between the price paid or received by the Trusts and the more advantageous price paid or received by the offending person.

[3]	A passive breach will only require disgorgement of the price differential if the amount exceeds $50.00.

SECTION IX.	PAY-TO-PLAY

NOTWITHDSTANDING THE DEFINITION OF A “COVERED ASSOCIATE” UNDER RULE 206(4)-5 FOR PURPOSES OF THIS POLICY THE DEFINITION OF “COVERED ASSOCIATE” IS BROADENED TO INCLUDE ALL EMPLOYEES OF THE ADVISORS, THEIR SPOUSES/LIVE-IN PARTNERS AND MEMBERS OF THEIR HOUSEHOLD AS IT RELATES TO THE NEED TO PRECLEAR POLITICAL CONTRIBUTIONS

A.	OBTAINING PRE-CLEARANCE.

In order for Alpine Woods/Saxon Woods to maintain compliance with the Rule, the following procedures apply:

(i)         All Covered Associates are required to pre-clear any political contributions with the Clearing Officer prior to making such a contribution.

(ii)        All new Covered Associates, within 5 business days of employment, are required to provide the Compliance Department with a list indication to whom the employee has made any political contributions in the past 2 years (either directly or via a political action committee which the Covered Associates controls) preceding date of employment with AWCI/SWA.

B.	FORM

Pre-clearance must be obtained in writing by completing and signing the form for that purpose, which form shall set forth the details of the proposed contribution, and obtaining the signature of the Clearing Officer. The form is attached as Schedule D. This requirement may be satisfied by using the online pre-clearance procedure of a third-party service provider (e.g. – Compliance11) authorized by the Compliance Officer.

C.	Rule

Rule 206(4)-5 was designed to prevent “pay-to-play” abuses in the industry and applies to any SEC-registered investment adviser.

Rule 206(4)-5 makes it unlawful for an adviser or any of its Covered Associates to:

•	receive compensation for providing advisory services to a government entity (see definition) for a 2-year period after the adviser or any of its Covered Associates makes a political contribution of more than de minimis amounts (defined as aggregate contributions of up to $350, per election, to an elected official or candidate for whom the individual is entitled to vote, and up to $150 per election, to an elected official or candidate for whom the individual is not entitled to vote) to a public official of a government entity or candidate for such office who is or will be in a position to influence the award of advisory business;

•	pay third parties to solicit government entities for advisory business unless such third parties are registered broker-dealers or registered investment advisers (which subject such solicitors to pay-to-play restrictions themselves under SEC rules or FINRA rules)

•	solicit or coordinate (i) contributions to an official of a government entity to which the adviser is seeking to provide advisory services; or (ii) payments to a political party of a state of locality where the adviser is providing or seeking to provide advisory services to a government entity.

•	do anything indirectly which, if done directly, would result in a violation of the Rule..

SECTION X.	ADMINISTRATION AND CONSTRUCTION

A.	The administration of this Code shall be the responsibility of the Compliance Officer.

B.	The duties of the Compliance Officer are as follows:

(i)	Continuous maintenance of current lists of the names of all Employees and Access Persons with an appropriate description of their title or employment, including a notation of any directorships held by Access Persons who are partners, members, officers, or employees of the Adviser or of any company which controls the Adviser, and the date each such person became an Access Person, the business and residences of all Access Persons;

(ii)	On an annual basis, providing each Employee with a copy of this Code and informing such persons of their duties and obligations hereunder;

(iii)	Obtaining such certifications and periodic reports from Access Persons as may be required to be filed by such Access Persons under this Code (except that the Compliance Officer may presume that Quarterly Transaction Reports need not be filed by Independent Trustees in the absence of facts indicating that a report must be filed) and reviewing Initial and Annual Holdings Reports submitted by Access Persons;

(iv)	Maintaining or supervising the maintenance of all records and reports required by this Code;

(v)	Preparing listings of all securities transactions reported by Access Persons and reviewing such transactions against a listing of transactions effected by the Clients;

(vi)	Issuance, either personally or with the assistance of counsel, as may be appropriate, of any interpretation of this Code which may appear consistent with the objectives of Rule 17j-1 and this Code;

(vii)	Conduct of such inspections or investigations as shall reasonably be required to detect and report, with recommendations, any apparent violations of this Code to the Boards of Trustees of the Trusts;

(viii)	Submission of a quarterly report to the Boards of Trustees containing a description of: any detected violation of this Code, noting in each case any sanction imposed; any transactions that suggest the possibility of a violation of this Code or of interpretations issued by the Compliance Officer; and any other significant information concerning the appropriateness of and actions taken under this Code;

(ix)	Maintain a list of all government entities to which the investment adviser provides or has provided investment advisory services, or which are or were investors in any covered investment pool to which the investment adviser provides or has provided investment advisory services, as applicable, in the past five years, but not prior to September 13, 2010;

(x)	Maintain a list of all direct or indirect contributions made by the investment adviser or any of its Covered Associates to an official of a government entity, or payments to a political party of a state or political subdivision thereof, or to a political action committee.

C.       The Compliance Officer shall maintain and cause to be maintained at the Advisers’ principal place of business, in an easily accessible place, the following records:

(i)	A copy of this Code and any other code of ethics adopted pursuant to Rule 17j-1 by the Trusts and Alpine Woods for a period of five (5) years;

(ii)	A record of each violation of this Code and any other code specified in (C)(1) above, and of any action taken as a result of such violation for a period of not less than five (5) years following the end of the fiscal year of the Trusts in which such violation occurred;

(iii)	A copy of each report made pursuant to this Code and any other code specified in (C)(i) above, by an Access Person or the Compliance Officer, for a period of not less than five (5) years from the end of the fiscal year of a Trust in which such report or interpretation was made or issued, the most recent two (2) years of which shall be kept in a place that is easily accessible;

(iv)	A list of all persons, who currently or are, within the past five (5) years, were, required to make reports pursuant to Rule 17j-1 and this Code, or any other code specified in (C)(i) above, or were responsible for reviewing such reports; and

(v)	A record of any decision, and the reasons supporting such decision, to approve any investment in an Initial Public Offering or a Limited Offering by Investment Personnel, for at least five (5) years after the end of the fiscal year in which such approval is granted.

D.	Review of Code by Boards of Trustees

(i)	On an annual basis, and at such other times deemed to be necessary or appropriate by the Boards of Trustees, the Trustees shall review the operation of this Code, and shall adopt such amendments to this Code as may be necessary to assure that the provisions of the Code establish standards and procedures that are reasonably designed to detect and prevent activities that would constitute violations of Rule 17j-1.

(ii)	In connection with the annual review of the Code by the Trustees, the Trusts and Alpine Woods shall each provide to the Boards of Trustees, and the Boards of Trustees shall consider, a written report (which may be a joint report on behalf of the Trusts and Alpine Woods) that:

(a)	Describes any issues arising under the Code or related procedures during the past year, including, but not limited to, information about material violations of the Code or any procedures adopted in connection therewith and that describes the sanctions imposed in response to material violations; and

(b)	Certifies that the Trusts and Alpine Woods have each adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

E.       The Boards of Trustees may not adopt, amend or modify this Code except in a written form which is specifically approved by majority vote of the Independent Trustees within six months after such adoption, amendment or modification. In connection with any such adoption, amendment or modification, the Trusts and the Adviser shall each provide a certification that procedures reasonably necessary to prevent Access Persons from violating the Code, as proposed to be amended or modified, have been adopted.

SCHEDULE A

PRECLEARANCE FORM

EMPLOYEE/RELATED SECURITIES TRANSACTIONS

ACCOUNT INFORMATION:

NAME OF EMPLOYEE:

EMPLOYEE ACCOUNT:
(Account Name & Number)
or

EMPLOYEE RELATED:
(Account Name & Number)

BROKERAGE FIRM or BANK:

TRANSACTION INFORMATION:

DATE:

SECURITY:

NUMBER OF SHARES:

TRADE IS TO:	BUY	SELL

OTHER INFORMATION:

TYPE OF ORDER:	MARKET	LIMIT

APPROVAL OF THE TRANSACTION IS SUBJECT TO YOUR KNOWLEDGE OF THE FOLLOWING INFORMATION.

1.	If an Advisory Person, is the security being considered for purchase or sale for any advisory client?

YES [ ]	NO [ ]

If “No,” please explain why:

2.	Do you have any material nonpublic information about the security or the company?

YES [ ]	NO [ ]

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3.	Is the security an IPO or a Limited Offering?

YES [ ]	NO [ ]

To your knowledge, is there an order or proposed order for any client(s) to purchase or sell the same security or its equivalent (the same issuer or some derivative, e.g. option or warrant)?

YES [ ]	NO [ ]

I certify that, to the best of my knowledge, the investment action described above is not based upon any material non-public information known to me or other inside information not generally available to the investing public.

The above information is true and correct to the best of my knowledge.

The above answers will be reviewed by the Compliance Department. Approval given for any transaction will remain in effect on the same day which pre-clearance was granted.

Employee Signature

Date

APPROVED BY:

DATE:

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SCHEDULE B

INITIAL AND QUARTERLY EMPLOYEE QUESTIONNAIRE

1.	Name:

2.	Identify household members: (Spouse, children, and other relatives residing in the same household)

3.	List all brokerage accounts in which you or your immediate family members and others residing in your household have a beneficial interest and maintain accounts:

FIRM	ADDRESS	ACCOUNT NUMBER

If you or your immediate family members do not hold any brokerage accounts, please indicate here.	NO Accounts [ ]

4.	Do you have any outside employment or business activity?
YES ___ NO ___

If YES, Describe:

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5.	Do you have any family members employed in the securities industry (i.e. broker-dealer, investment advisor, hedge funds, and insurance firms) and/or a publicly traded company?
YES ___ NO ___

If YES,

Name

Relationship (i.e. spouse, child, etc.)

Company

Position

6.	Do you or any of your immediate family serve as a Director, Officer, Trustee, Member, Partner, or in any other capacity, for any other publicly traded entity?
YES ___ NO ___

If YES, Describe:

7.	Do you or any immediate family member have any ownership interest (a minimum of 5% interest) in other entities (public or non-public)?
YES ___ NO ___

If YES, List:

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8.	List and describe any joint ventures or any other businesses in which you or your immediate family participate.

9.	Have you received any gifts from, or made any gifts to, clients, labor union or official, pension fund or pension fund official or anyone else doing business with the firm, which have not already been reported in the “Gifts” Log? (Note: the Log is maintained on Compliance 11 – a third party web based application)
YES ___ NO ___

If YES, Describe:

10.	Have you or your immediate family made any charitable contributions to clients or anyone doing business with the firm in an amount greater than $1,000?
YES ___ NO ___

If YES, Describe:

11.	Do you or any immediate family members own any interests in any securities or other investments not included on your brokerage statements, e.g., private placements, limited partnerships, non-custodied securities, etc.
YES ___ NO ___

If YES, List:

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12.	Have you reviewed, understand, and agree to comply with the Joint Code of Ethics and all current policies and procedures regarding personal securities trading and insider trading activity at our firm?
YES ___ NO ___

13.	Have you, your spouse/live-in partner and/or members of your household made any political contributions (either directly or via a political action committee which you control) within the past 2 years?
YES ___ NO ___

If yes, was the political contribution for a candidate that you can vote for?
YES ___ NO ___

14.	Have you made a political contribution to the Treasurer or a candidate for Treasurer in the State of Connecticut?
YES ___ NO ___

15.	Do you or your immediate family conduct business with or are employed by an entity that does business with the firm?
YES ___ NO ___

If YES, Describe:

16. I have read and understand the Adviser’s and Funds’ policies and procedures as it relates to the “Whistle Blower” provisions. I recognize that the Advisers encourage and expect that known or suspected misconduct (e.g. unethical or illegal behavior, significant compliance issues or financial complaints/concerns) with respect to the Advisers or the affiliated Funds will be and have been reported internally to the CCO, General Counsel, COO or to the Independent Counsel on a timely basis.

YES ___ NO ___

Employee Signature:

Date:

The term “immediate family” includes but is not limited to spouse, domestic partner, children.

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SCHEDULE C

Initial and Annual Holdings Report

Each Access Person is to report initially (within 10 days of becoming an Access Person) and annually thereafter (no later than January 31st of each year*) information about any security holdings in any account of the access person, or in any account in which the access person or any immediate family or household member, has a direct or indirect pecuniary interest.

The holdings information must be current within 45 days of the date of this report.*

The following securities do not need to be reported under the Code of Ethics:

1.	any account in which the adviser or any access person has no direct or indirect influence or control,
2.	direct obligations of the U.S. Government, e.g., U.S. Treasury bills, notes and bonds,
3.	high quality short-term instruments, e.g., U.S. bank certificates of deposit, bankers’ acceptances, and commercial paper, and money market mutual funds; and
4.	Units of unit investment trusts, so long as the unit investment trust is neither managed by our firm, any affiliate of our firm, nor invested in affiliated mutual funds.

Printed Name of Access Person

Initial/Annual Holdings Information

I do not have any reportable securities holdings as of: _____________________ .
(insert date for initial report or year-end for annual report)

I have reportable securities holdings as of: _____________________ .
(insert date for initial report or year-end for annual report)

The reportable securities holdings are listed in the:

Attached brokerage statement(s) (dated within 45 days before the report is submitted) or

I have arranged for the Firm to receive automatic duplicate confirms and statements of securities transactions and holdings which meet the reporting requirements.

The brokerage statement must have the title, number of shares, principal amount of any reportable security held and the date of the statement.

Access Person Signature	Date Submitted

Reviewed by the Compliance Department	Date

*	Attach current brokerage statement

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SCHEDULE D

POLITICAL CONTRIBUTION PRE-CLEARANCE FORM

Per AWCI/SWA’s policies and procedures, you, your spouse/live-in partner and/or members of your household are required to pre-clear any political contributions with the Compliance Department. As such, please provide the following information and provide to the Compliance Department prior to making the contribution:

1.	Name of official/political figure: _________________________________________

2.	To the best of your knowledge, is the above-referenced political figure an incumbent or candidate for elective office of a state or local government entity, and the office is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser or has the authority to appoint any person who is directly or indirectly responsible for or can influence the outcome of the hiring of an investment adviser:

YES ______	NO ______

If yes, please provide details of the elective office in question:

3.	Are you entitled to vote for the incumbent or candidate in the locality in which the official seeks election:

YES ______	NO ______

4.	What amount, if approved by the Compliance Department, would you like to contribute towards the incumbent or candidate?

$____________

5.	Have you, your spouse/live-in partner and/or members of your household made a contribution to this same political figure, for the same elective office, within the previous 2-year period as of the date of this pre-clearance request?

YES ______	NO ______

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If yes, please provide the following details of the contribution:

Name of Official:

Elective Office for which Official was running:

Date of Contribution(s):

Amount of contribution(s):	$

I hereby certify that the above information is true and correct to the best of my knowledge, that I, my spouse/live-in partner and/or members of my household have not made any contributions to the same official, for the same elective office in the same election, via a political action committee within the past 2 years, and that I have fully disclosed any additional pertinent information regarding the proposed contribution.

Signed:

Title:

Date:

Approved by:

Signed:

Title:	Clearing Officer

Date:

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